Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS ANNOUNCES ITS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND INCREASES ITS QUARTERLY DIVIDEND TO $0.28 PER SHARE

15% Increase in 4th Quarter Sales

8.4% Increase in 4th Quarter Diluted Earnings per Share

5% Increase in 4th Quarter New Order Sales

Delray Beach, Florida, May 4, 2020 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for its fourth quarter and fiscal year ended March 31, 2020. Net sales for the quarter ended March 31, 2020 were $74.3 million, compared to $64.6 million for the quarter ended March 31, 2019, an increase of 15%. Net income for the quarter ended March 31, 2020 was $7.0 million, or $0.35 diluted per share, compared to net income of $6.6 million, or $0.32 diluted per share, for the same quarter the prior year, an increase to diluted earnings per share of 8.4%. Reorder sales for the three months ended March 31, 2020 were $65.2 million, compared to $55.9 million for the three months ended March 31, 2019, an increase of 17%. New order sales for the three months ended March 31, 2020 were $9.1 million, compared to $8.7 million for the three months ended March 31, 2019, an increase of 5%. The Company acquired approximately 107,000 new customers in the quarter ended March 31, 2020, compared to 101,000 new customers in the same period the prior year. The average order size for the quarter ended March 31, 2020 was $90, compared to $85 for the quarter ended March 31, 2019.

Menderes Akdag, President and CEO, commented: “During the March quarter, due to COVID-19, demand has been strong for the ecommerce channel, with consumers shifting their purchases to online, which has positively impacted our sales. We were more efficient with our advertising in the fourth quarter, and we will continue to focus on optimizing our marketing plan in fiscal 2021. As an essential business, we have been open during our normal business hours without any material disruptions in our operations. We are dedicated to making every effort to ensure pets get the medications they need in these challenging times. We have also taken extra precautions to ensure the health and safety of our employees. Also, so far, we have not seen any material disruptions in our supply chain. But, as it is a fluid situation, we are monitoring and managing it closely. In fiscal 2021, we will continue to be price competitive and will increase advertising to acquire new customers, promote brand awareness, and reinforce brand loyalty.”

The Board of Directors declared an increased quarterly dividend from $0.27 to $0.28 per share on its common stock. The dividend will be payable on May 22, 2020, to shareholders of record at the close of business on May 15, 2020. The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results. To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025. Please call in fifteen minutes prior to the scheduled start time. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on May 4, 2020 until May 18, 2020 at 11:59 P.M. To access the replay, call (800) 814-6745 (toll free) or (203) 369-3349 and enter passcode 5500. Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2019. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except for per share amounts)

	March 31,	March 31,
	2020	2019
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$103,762	$100,529
Accounts receivable, less allowance for doubtful accounts of $59 and $39, respectively	3,843	2,542
Inventories - finished goods	17,884	21,370
Prepaid expenses and other current assets	3,529	1,408
Prepaid income taxes	-	582
Total current assets	129,018	126,431

Noncurrent assets:
Property and equipment, net	25,445	27,136
Intangible assets	860	860
Total noncurrent assets	26,305	27,996

Total assets	$155,323	$154,427

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,658	$16,275
Accrued expenses and other current liabilities	4,214	2,351
Income taxes payable	471	-
Total current liabilities	24,343	18,626

Deferred tax liabilities	970	1,121

Total liabilities	25,313	19,747

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,166 and 20,674 shares issued and outstanding, respectively	20	21
Additional paid-in capital	3,804	12,478
Retained earnings	126,177	122,172

Total shareholders' equity	130,010	134,680

Total liabilities and shareholders' equity	$155,323	$154,427

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
	(UNAUDITED)		(UNAUDITED)
Sales	$74,286	$64,565	$284,125	$283,419
Cost of sales	52,600	43,841	202,879	188,105

Gross profit	21,686	20,724	81,246	95,314

Operating expenses:
General and administrative	6,413	5,840	25,264	24,767
Advertising	6,205	6,522	22,748	22,148
Depreciation	555	560	2,257	2,225
Total operating expenses	13,173	12,922	50,269	49,140

Income from operations	8,513	7,802	30,977	46,174

Other income:
Interest income, net	300	549	1,747	1,864
Other, net	307	256	1,169	1,083
Total other income	607	805	2,916	2,947

Income before provision for income taxes	9,120	8,607	33,893	49,121

Provision for income taxes	2,117	1,987	8,042	11,381

Net income	$7,003	$6,620	$25,851	$37,740

Comprehensive income	$7,003	$6,620	$25,851	$37,740

Net income per common share:
Basic	$0.35	$0.32	$1.29	$1.84
Diluted	$0.35	$0.32	$1.29	$1.84

Weighted average number of common shares outstanding:
Basic	19,984	20,491	20,041	20,461
Diluted	20,010	20,501	20,055	20,491

Cash dividends declared per common share	$0.27	$0.27	$1.08	$1.06

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	March 31,
	2020	2019
	(UNAUDITED)
Cash flows from operating activities:
Net income	$25,851	$37,740
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,257	2,225
Share based compensation	2,822	3,097
Deferred income taxes	(151)	125
Bad debt expense	191	85
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(1,492)	(335)
Inventories - finished goods	3,486	1,967
Prepaid income taxes	582	206
Prepaid expenses and other current assets	(376)	(526)
Accounts payable	3,383	1,001
Accrued expenses and other current liabilities	1,820	(447)
Income taxes payable	471	-
Net cash provided by operating activities	38,844	45,138

Cash flows from investing activities:
Purchases of property and equipment	(2,311)	(620)
Net cash used in investing activities	(2,311)	(620)

Cash flows from financing activities:
Dividends paid	(21,803)	(21,925)
Repurchase and retirement of common stock	(11,497)	-
Net cash used in financing activities	(33,300)	(21,925)

Net increase in cash and cash equivalents	3,233	22,593

Cash and cash equivalents, at beginning of year	100,529	77,936

Cash and cash equivalents, at end of year	$103,762	$100,529

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$7,140	$11,051

Property and equipment in current assets	$1,745	$-

Dividends payable in accrued expenses	$246	$203

Exhibit 99.1 Page 4 of 4